UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 20, 2015

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  This Amendment No. 1 on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K of Rosetta Stone Inc. (the "Company") filed with the U.S. Securities and Exchange Commission on April 16, 2015 relating to the appointment of David Nierenberg to the Company's Board of Directors ("Board"). At the time of his appointment, the Company expected that Mr. Nierenberg would be named to one or more committees of the Board, but had not made a determination as to which, if any, committees Mr. Nierenberg would be named. This Amendment is being filed to report Mr. Nierenberg's committee assignment pursuant to Instruction 2 to Item 5.02 of Form 8-K.

.

On May 20, 2015, the Board appointed Mr. Nierenberg to serve on the Audit Committee. James P. Bankoff had resigned from the Audit Committee immediately preceding Mr. Nierenberg's appointment. Following Mr. Nierenberg's appointment and Mr. Bankoff's resignation, the members of the Audit Committee are Laurence Franklin (Chair), Patrick W. Gross and Mr. Nierenberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015
ROSETTA STONE INC.
	By:	/s/ Sonia G. Cudd
		Name:	Sonia G. Cudd
		Title:	General Counsel and Secretary